UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
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The Allstate Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 11, 2018.

THE ALLSTATE CORPORATION THE ALLSTATE CORPORATION C/O EQ SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945

Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 13, 2018
Date: May 11, 2018 Time: 11:00 a.m., CDT
Location: The Allstate Corporation
West Plaza Auditorium
3100 Sanders Road
Northbrook, IL 60062
Meeting Directions:	Please go to allstate.com or call 800-416-8803
You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

STOCKHOLDER MEETING REGISTRATION: To vote and/or attend the meeting, go to "Register for Meeting" link at www.proxyvote.com.

If you do not have access to the Internet, you can register by phone at 1-888-247-6053.
See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote
     How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

Notice of 2018 Annual Meeting, Proxy Statement and 2017 Annual Report

How to View Online:
Have the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX  (located on the following page) available and visit: www.proxyvote.com, or scan the QR Barcode below.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET:	www.proxyvote.com
2)	BY TELEPHONE:	1-800-579-1639
3)	BY E-MAIL*:	sendmaterial@proxyvote.com
*

If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX  (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.
Please make the request as instructed above on or before April 27, 2018 to facilitate timely delivery.

How To Vote Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: Go to www.proxyvote.com or from a smartphone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX  (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
The Board of Directors recommends you vote “FOR” all nominees for Director.

1.	Election of Directors

Nominees:

	1a.	Kermit R. Crawford

	1b.	Michael L. Eskew

	1c.	Margaret M. Keane

	1d.	Siddharth N. Mehta

	1e.	Jacques P. Perold

	1f.	Andrea Redmond

	1g.	Gregg M. Sherrill

	1h.	Judith A. Sprieser

	1i.	Perry M. Traquina

	1j.	Thomas J. Wilson

The Board of Directors recommends you vote "FOR" Proposals 2 and 3.

2.	Advisory vote to approve the executive compensation of the named executive officers.

3.	Ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2018.

The Board of Directors recommends you vote "AGAINST" Proposals 4 and 5.

4.	Stockholder proposal on independent board chairman.

5.	Stockholder proposal on reporting political contributions.

Commencing on or about March 29, 2018, The Allstate Corporation sent the following communication to certain stockholders:

2018 Annual Meeting May 11, 2018

Important proxy voting material is ready for your action.

Three
Ways to Vote

Now via ProxyVote	Vote By May 10, 2018 11:59 P.M. ET
At the Meeting	For shares held in a Plan, vote by May 8, 2018 11:59 P.M. ET
By Phone 1.800.690.6903
Control Number: 0123456789012345

For those in the Allstate 401(k) Savings Plan, vote by May 8, 2018 11:59 PM ET.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 11, 2018.

This notice has been sent on behalf of The Allstate Corporation. It provides voting instructions and deadlines to vote the shares of Allstate stock you may hold for the proposals listed at Allstate's annual meeting to be held on May 11, 2018 at 11:00 a.m. at 3100 Sanders Road, Northbrook, IL 60062. All votes are confidential and managed by an outside firm to maintain your confidentiality.

Proposals and Board Recommendations: The Board of Directors recommends stockholders vote FOR Proposals 1, 2 and 3:

Proposal 1) Election of 10 directors.

Proposal 2) Advisory vote to approve the compensation of the named executive officers.

Proposal 3) Ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2018.

The Board of Directors recommends stockholders vote AGAINST the following proposals:

Proposal 4) Stockholder proposal on independent board chairman.

Proposal 5) Stockholder proposal on reporting political contributions.

Vote now on Allstate's annual meeting proposals

Vote By:
- May 8, 2018 11:59 PM ET (for those in the Allstate 401(k) Savings Plan)
- May 10, 2018 11:59 PM ET (for all other accounts)

Important
Materials

Annual Report and Proxy Statement
Proxy Materials

For holders as of March 13, 2018

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Commencing on or about March 29, 2018, The Allstate Corporation made the following intranet webpage available to employees:

Now available: 2018 annual meeting educational materials

FAQ, other documents aim to help employees understand proxy voting process, proposals

Allstate began sending annual meeting materials to stockholders on March 28.

The annual stockholder meeting takes place May 11 and gives stockholders – including employees who hold shares through the Allstate 401(k) Savings Plan – an opportunity to voice their opinions on the election of the board of directors and other matters presented for a vote.

This FAQ document and this overview of the 2018 annual meeting's proposals can help employees better understand the proxy voting process and proposals. In addition to these materials, the corporation advises that all stockholders read the Notice of 2018 Annual Meeting, Proxy Statement and 2017 Annual Report before voting. Information specific to this year's proposals and the voting process begins on page 4.

Commencing on or about March 29, 2018, The Allstate Corporation made the following intranet webpage available to employees:

Frequently Asked Questions

Employee Stockholders’ Guide to Voting on Annual Meeting Proposals

What is proxy voting?

Voting by proxy allows stockholders to voice their opinion on important issues that will be considered at Allstate’s annual stockholder meeting, without having to attend the meeting. Stockholders can vote in advance on the matters to be considered at the meeting.

Why are stockholders’ votes gathered this way?

Voting by proxy is a common practice among publicly traded companies, because it allows stockholders to express their opinion without having to attend the company’s annual meeting. Typically, few stockholders attend a company’s annual meeting in person. Widely held companies like Allstate have stockholders around the world; voting by proxy is a more convenient way to vote shares on proposals.

Why do stockholders have a vote?

When someone has an investment interest in Allstate or another company’s stock, they have a financial stake in its success. Our annual stockholder meeting and vote give stockholders an important opportunity to voice their opinion on the election of the board of directors and other governance matters.

Through the annual meeting process, employee stockholders have an opportunity to influence the company’s corporate governance by voting their shares, just as they help to drive Allstate’s success through the work they do every day.

Why is Allstate encouraging me to vote?

Every vote matters, including those of our employee stockholders. All stockholders – including employees – are encouraged to vote.

Why is Allstate providing more information about the annual meeting and vote?

It is important for employee stockholders to understand the issues and add their voices to the dialogue. The proxy vote process and issues up for vote can be confusing, and we don’t want that to discourage employee stockholders from participating. As with any significant decision, it is important to gather the facts and feel comfortable with the process.

To help, Allstate offers an overview of proposals that provides more information about the issues. This resource is meant to help employees feel comfortable with the voting process and issues up for vote.

What issues are up for vote in 2018?

Allstate stockholders will be asked to vote on governance items, including the election of the board of directors. More information is available in the Notice of 2018 Annual Meeting and Proxy Statement.

Please review this information before voting.

The items up for vote are:

1.	Election of 10 directors

2.	Say-on-pay — advisory vote on the executive compensation of the named executives

3.	Ratification of auditors — ratification of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2018

4.	Stockholder proposal on independent board chairman

5.	Stockholder proposal on reporting political contributions

How can I vote?

Employees who own shares of Allstate stock will receive a notice that the proxy materials and voting instructions are available. Most of these employee stockholders will begin receiving it by email from The Allstate Corporation during the week of March 28, with the subject line “Vote now on The Allstate Corporation’s annual meeting proposals,” while others will receive the email from their broker. Some employees may receive materials by postal mail if they previously selected this delivery option.

In either case, stockholders may vote by following the instructions in the materials.

How do I set my delivery preferences for proxy materials?

Each year, Allstate NOW publishes an article to remind employees that they can opt out of electronic delivery of proxy materials. However, employees can change their election at any time by following the processes set forth in the materials they receive.

Will Allstate leaders or employees know how I vote?

No. Allstate has a confidential voting policy that applies to all votes cast, including employee votes. All votes are confidential and managed by an outside firm to maintain confidentiality, except as necessary to allow the inspector of election to certify the vote result or meet certain legal requirements. The votes are tabulated by an independent outside vendor, and the results are certified by an independent inspector of election. However, if a stockholder provides a comment on his or her ballot, and knowing the vote is important to understand the comment, then the comment and the vote may be disclosed to the corporate secretary.

What happens if I don’t vote?

Stockholders who decide not to vote will miss an opportunity to voice their opinion. However, the decision about whether to vote will not affect their status as an Allstate stockholder. The trustee of the Allstate 401(k) Savings Plan, The Northern Trust Corp., will vote any shares not voted by plan participants. If less than 50 percent of shares held by participants are voted, the trustee would use its sole discretion to vote unvoted shares. If at least 50 percent of the shares held by participants are voted, the trustee would vote all other shares in the same proportion and in the same manner as the shares that have been voted, unless to do so would be inconsistent with the trustee’s duties.

When will the annual meeting take place? Can I attend?

The annual meeting is scheduled to begin at 11 a.m. on Friday, May 11, at West Plaza Auditorium in home office in Northbrook, Illinois. All Allstate stockholders are invited to attend. Registration begins at 10 a.m. Stockholders are encouraged to pre-register to attend the annual meeting by following the instructions in the proxy statement. You may also register on-site, but to do so, you will need to bring information with you to be confirmed as a stockholder:

●	If you hold your shares beneficially (through a bank or broker), you must bring a statement showing your ownership on March 13, 2018, in order to attend the meeting.
●	Participants in the Allstate 401(k) Savings Plan may attend the meeting, but may not vote the shares credited to their accounts at the meeting. All voting instructions for shares in the Allstate 401(k) Savings Plan must be received by May 8, 2018, so the trustee can tabulate and vote the shares.

Commencing on or about March 29, 2018, The Allstate Corporation made the following intranet webpage available to employees:

Understanding the 2018 Proposals

Employee Stockholders’ Guide to Voting on Annual Meeting Proposals

Each year, Allstate stockholders are asked to consider and vote on proposals related to important governance matters. Some of the issues can be challenging to understand. The 2018 proposals are listed below, followed by explanations to help you understand the matters up for vote.

The proxy statement and the descriptions below provide the vote recommendation of the Allstate board of directors. These recommendations are based on the board’s view of what is best for stockholders and the corporation. Please review the proxy statement and annual report before voting. The board recommends you vote “FOR” each director and Proposals 2 and 3, and “AGAINST” for Proposals 4 and 5.

Proposal 1 – Election of 10 directors

Who are the directors of The Allstate Corporation?

The Allstate Corporation has 10 nominees for election as directors at the 2018 annual meeting. Nine of the directors are independent from Allstate, which means they are not Allstate employees and have no relationships with the company that would create a conflict of interest that would impair independence. Tom Wilson, chairman, president and CEO, is the only Allstate employee on the board. For more information, see the biographies of the board members, beginning on page 11 of the 2018 proxy statement.

Why do we vote to elect our board of directors every year?

Allstate’s practice of electing each director every year is considered good governance, as it allows stockholders the opportunity to vote on each director’s continued service annually.

What is the vote standard required to elect an Allstate director?

Each Allstate director must receive a majority of affirmative or “for” votes out of the votes cast. Some companies apply a plurality vote standard, which means a director can be elected by less than a majority of votes cast.

Proposal 2 – Say-on-pay – advisory vote on the executive compensation of the named executives

Why do stockholders get to vote on executive compensation?

The Dodd-Frank Act required public companies to provide stockholders with the opportunity to cast an advisory vote on the company’s executive compensation program for named executive officers. The vote is nonbinding, but it gives stockholders an opportunity to voice any concerns about a company’s executive compensation program. Allstate’s compensation and succession committee (a committee of the board) takes the stockholder vote into consideration when it conducts its annual review of the compensation program.

How does the board of directors determine executive compensation?

The compensation and succession committee of the board of directors works with an independent compensation consultant to design an executive compensation program that aligns compensation with the company’s strategic and operational business goals. In designing such a program, the committee examines market pay and practices at a group of peer companies and uses the 50th percentile of this peer group as a guideline in setting target direct compensation. To read more about this, see the 2018 proxy statement.

Proposal 3 – Ratification of auditors – ratification of Deloitte & Touche LLP as Allstate’s independent registered public accountant for 2018

Why do we vote to ratify the auditors?

The audit committee of the board of directors annually appoints an independent registered public accounting firm. Stockholders are asked to ratify the appointment. If the appointment is not ratified by stockholders, the committee may reconsider which accounting firm to appoint. The proxy statement contains details on the fees paid to Deloitte & Touche LLP for 2017 and 2016.

Proposals 4-5 – Stockholder proposals

What is a stockholder proposal?

Stockholders who meet certain eligibility requirements set by the Securities and Exchange Commission can submit a proposal to be included in the company’s annual proxy statement. There are two stockholder proposals in the 2018 proxy statement.

Proposal 4

This stockholder proposal is asking for the board of directors to adopt as policy, and amend the governing documents as necessary, to require the chair of the board of directors, whenever possible, to be an independent member of the board. The board of directors recommends that stockholders vote against this proposal because Allstate’s independent lead director provides meaningful independent leadership of the board. The board should continue to have the flexibility to determine whether to split or combine the chair and CEO roles and not be required to utilize one approach. In addition, the board has split the roles of chair and CEO in the past. Finally, the lead director is just one of many structural safeguards that provide effective independent oversight of Allstate. See pages 72-74 of the proxy statement for more information.

Proposal 5

This stockholder proposal is asking for a policy to require that Allstate provide a report, updated semi-annually, disclosing the company’s political contributions. The board of directors recommends that stockholders vote against this proposal because Allstate already provides stockholders with comprehensive disclosure on Allstate’s involvement in the public policy arena (found at www.allstatesustainability.com). Also, the board has strong governance and oversight practices over the company’s public policy involvement. Lastly, Allstate surpasses all disclosure requirements pertaining to political contributions under federal, state and local laws.

See pages 75-76 of the proxy statement for more information.

Commencing on or about March 29, 2018, The Allstate Corporation sent the following communication to employees:

From: Harriet Harty
Date: March 29, 2018
Subject: Your vote matters: Voting on Allstate's annual meeting proposals

Everyone is a leader at Allstate. We’re empowered to use our voices to make a difference. This idea is central to our Leadership Principles. That's why with Allstate's annual meeting approaching, I want to remind all employee stockholders how important it is to use that voice and to vote your Allstate shares to influence our corporate governance.

To help you prepare for the annual meeting, you should review the Notice of 2018 Annual Meeting, Proxy Statement and the 2017 Annual Report. We want you to understand the issues up for vote and feel comfortable with the voting process.

This year, stockholders are asked to consider and vote on the following issues:

1.)	Election of 10 directors

2.)	Say-on-pay: advisory vote on the compensation of named executives

3.)	Ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2018

4.)	Stockholder Proposal on Independent Board Chairman

5.)	Stockholder Proposal on Reporting Political Contributions

If you own shares as a registered stockholder, as a beneficial stockholder or as a participant in the Allstate 401(k) plan, you will receive a notice when the proxy materials are available. Unless you previously elected to receive it by postal mail, this notice will come via an email from The Allstate Corporation beginning on or around March 28.

We joined Allstate to make a difference. One way you can do that is by exercising your ownership role to make a difference in our corporate governance. I encourage you to take the time to vote. Together, let’s use our voices, our votes and Our Shared Purpose to make an impact!

Harriet Harty
Executive Vice President
Human Resources